UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2013

DESERT CANADIANS LTD.
(Exact name of registrant as specified in its charter)

Delaware	333-168025	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 Harris Avenue, Suite 305
Bellingham WA 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 389-2426

15057 Stony Plain Road
Edmonton, Alberta, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) unless otherwise stated and are prepared in accordance with United States Generally Accepted Accounting Principles.

In this annual report, unless otherwise specified, all references to "common shares" refer to the common shares in our capital stock.

As used in this annual report, the terms "we", "us", "our" and "Desert Canadians" mean Desert Canadians Ltd., unless otherwise indicated.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Pursuant to the terms of an affiliate stock purchase agreement dated March 13, 2013 between Carol Callaghan and Glenn Sanford, Mr. Sanford purchased 40,000,000 shares of our common stock (each, a “Share”), and pursuant to two other share purchase agreements, Mr. Sanford purchased an additional 8,000 Shares from Torah Kachur and Kelti Kachur. The total purchase price of the Shares was $46,500, which was paid in cash.

Mr. Sanford immediately sold a total of 44,833 Shares to third parties, for a total purchase price of $62,332, and gifted an additional 34,287 Shares to family and friends. Mr. Sanford used the funds he received from the third parties to pay the purchase price of the 40,008,000 shares. Shares sold by Mr. Sanford carry a restrictive legend and may only be sold in compliance with Rule 144.

Glenn Sanford owns 39,928,880 shares of our company or 99.6% of our issued and outstanding stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 12, 2013 following the purchase of shares by Glenn Sanford, Carol Callaghan resigned as President, CEO, CFO, Secretary and Treasurer. Mr. Sanford was appointed as President, CEO, CFO, Secretary and Treasurer and as a director on March 12, 2013.

On March 13, 2013, Ms. Callaghan resigned as a director of the Company and Mr. Sanford remained as our sole director.

There were no disagreements between Ms. Callaghan and our company.

FORM 10 INFORMATION

BUSINESS

We are a development stage company engaged in the dissemination of online information about real estate in the Coachella Valley of California as well as issues related to property ownership in the area. We have developed a website that hosts a variety of practical, accurate and interesting information on local real estate, taxation, immigration and issues, as well as local recreational activities, and we planned to generate revenue from our website through a number of advertising mechanisms. Our new director, Glenn Sanford, acquired control of our company in order to consider negotiating the purchase of eXp Realty International, Inc., a cloud-based national real estate brokerage company. Mr. Sanford believes that the purchase would be a natural fit for our company. Mr. Sanford owns a substantial interest in eXp Realty International, Inc.

The address of our website is www.desertcanadians.com. We have not yet finalized the content of the site, but we intended to make it a one-stop or single source destination for the following target markets:

  Canadians who own or are interested in purchasing real estate in the region, primarily for the purpose of wintering there (“snowbirds”;

  residents of other countries who also own or are interested in purchasing real estate in the region; and

  persons of all nationalities who have traveled or are planning to travel to the region for an extended period of time.

Of these, the snowbirds represent our primary target market.

The market research we have conducted to date shows that individuals over the age of 55 represent the majority of snowbirds and that those between the ages of 55 and 64 are the best positioned to purchase secondary homes or vacation properties. Such purchases are driven largely by enabling factors such as sensitivity to cold, the desire to enjoy life both indoors and outdoors and the additional free time provided by retirement. In fact, according to Statistics Canada these individuals demonstrate the highest percentage ownership of their principal residence as well as the lowest percentage possession of a mortgage on the same residence. Individuals aged 65 and older are similarly well-situated.

The conclusion we have drawn from these facts is that the higher an individual’s equity is in his or her principal residence, the easier it likely is for the same individual to obtain a mortgage on a secondary home or vacation property and make the required mortgage payments. As the average age of the North American population increases due to the volume of baby boomers, we predict that the interest and desire of our primary target market to purchase real estate in the Coachella Valley will increase correspondingly.

Although home purchases by foreigners in the United States have recently declined, we feel that this phenomenon represents a general reflection of economic conditions in the U.S., the worldwide recession and the downturn in U.S. real estate markets rather than a marked change in the attitude of potential snowbirds and other international buyers. It will therefore not affect the long-term viability of our business or the purchasing outlook of our target markets. Similarly, in 2009 Canadians visited the U.S. 10% less than in 2008, but with the strong Canadian dollar and increased comfort of Canadians with the new cross-border security requirements this trend is poised to reverse.

We were incorporated as a Delaware company on July 30, 2008. We have no subsidiaries.

Our plan of operations for the next 12 months was to complete the development of our website, retain two business development consultants to assist us in marketing and promoting our website, enter into agreements with companies to advertise their goods and services on our website and complete private and/or public financing to help cover the cost of operating our business for the foreseeable future. However, with a change of management, this plan of operation could change substantially. Mr. Sanford is interested in acquiring a cloud based real estate company, and that will likely be our company’s focus.

We have not yet entered into agreements with any entities to advertise their goods and services with us, and there is no assurance that we will be able to do so. We currently do not have sufficient financing to fully execute our business plan and there is no assurance that we will be able to obtain the necessary financing to do so. If we are unable to obtain the necessary financing, we may be forced to cease our operations and our business plan may fail.

LOCAL REAL ESTATE INDUSTRY

The Coachella Valley is currently home to approximately 600,000 people, and consists of nine cities and various unincorporated associations. Of these, the municipality of Palm Springs is generally the most well-known. The region enjoys approximately 350 days of sunshine per year, has average daily temperatures ranging from in 57oF in December to 92oF in July, and is located in close proximity to a number of airports and major urban centers in Southern California. It also offers an abundance of low-impact, outdoor recreation activities. In short, it is an attractive destination for both Canadians and residents of other nations seeking to relax in a hot, dry, suburban environment with myriad cultural and sporting options at their disposal.

According to “The 2009 NAR Profile of International Home Buying Activity”, prepared by the Research Division of the U.S. National Association of REALTORS®, Canada is the top country of origin for foreign home buyers in the United States, with its citizens accounting for 18% of all international real estate purchases. California is the third most popular location for Canadian buyers, with 10.1% of all purchases made in that state, and it is also the fifth most popular overnight destination for Canadians, although its average of approximately 8.6 nights per visit is the second highest among all states.

The majority of foreign real estate buyers tend to purchase single family dwellings, which is the type of property that prevails in the Coachella Valley. They also purchase homes that cost more than the national median price, a fact that correlates well with the quality of the properties in the region. In general, the statistics show that California, and in particular the Coachella Valley, experienced double-digit home price appreciation during the late-2000s real estate boom but when the housing bubble burst, prices for properties in the market dropped precipitously. As a result, real estate in the area is now accessible to a wider range of international buyers and represents an attractive investment opportunity.

WEBSITE

Currently, there are no “one-stop” websites that provide a comprehensive range of data and information on issues related to real estate in the Coachella Valley from either a Canadian or international perspective. Individuals interested in obtaining such information must instead visit a number of different sites operated by such entities as specialized real estate brokers, travel agents and various government agencies. Our website will eliminate the need to search myriad sites for relevant information by acting as a comprehensive source for Canadians and others interested in real estate-related issues in our target area. In essence, our goal is to add value to their online research, thereby building user loyalty.

We created our website in late 2009 and have been working since then to complete the various development phases as follows:

  Phase I: make a basic version of the website accessible to the public

  Phase II: complete the development of the website by incorporating the use of additional features and functionality

  Phase III: continue to expand and enhance the information provided on the website based on the needs and comments of users and advertisers

We have outsourced the design and development of our website to a third-party service provider, Pixel Blue fx, pursuant to a website development agreement dated October 29, 2009.

Our website offers practical, interesting and accurate content in the areas of real estate, taxation, immigration, travel and recreation, legal and miscellaneous issues. We plan to source and aggregate content using publicly-available information and third-party industry professionals, and update it on a regular basis.

The following is a more detailed explanation of the content we had planned to offer:

Area of Interest	Content

Real estate	Featured listings Profiles of municipalities, neighborhoods and specific real estate developments Statistics on housing prices and other market-related data

Taxation	Overview of local tax laws, including the property tax regime Links to I.R.S. forms Other relevant information

Immigration	Information on visas, permanent residence (green cards) and the DV lottery Links to U.S. Citizenship and Immigration Services forms

Travel and Recreation	Restaurant, bar and accommodation options Tourist attractions Information on local golf and tennis resorts and other recreational activities Popular retail (shopping) destinations

Customs and Other Government Agencies	Canada-U.S. customs information Links to other relevant government agencies and services Consulate locations

Miscellaneous	Maps Medical and emergency information Articles on related issues by local and industry professionals

In addition, we planned to publish a monthly e-newsletter and create a community forum where website users can interact with one another, post questions and answers and discuss topics related to the site and the Coachella Valley in general. This would allow users to browse, share and comment on information and experiences, while at the same time nurturing an online community of individuals with an interest in the region.

We planned to offer free membership to our site and to encourage visitors to join our community by signing up to receive a free monthly e-newsletter and participating in online community forums. In this way, we would be able to expand the number of advertising options and target market access points, thereby providing greater coverage to our advertising partners.

We had planned to continually seek to introduce new content and make improvements to the information offered on our website to attract both users and advertisers. We are also contemplating additional service offerings including:

  translating the content on our website into different languages to appeal to a broader secondary target market; and

  creating parallel websites featuring similar information on other popular U.S. vacation property locations, such as central Florida and the South Carolina islands.

Based on the current plans of our new management, all of the above plans will be put into abeyance while management considers and attempts to negotiate the potential acquisition of a cloud based real estate company.

WEBSITE DEVELOPMENT

From our inception on July 30, 2008 to June 30, 2012 we spent $12,604 on website development activities. Our website is undergoing changes and will require ongoing maintenance, and if we continue with the same business model, we estimate that we will spend approximately $20,000 over the next 12 months to develop, upgrade and monitor its contents. However, management is contemplating changing the business model to become a cloud based real estate company.

ADVERTISING

In order to generate revenue from our website, we had planned to offer a variety of advertising options, the rate structure of which will depend upon the size, type and positioning of the advertisement. These options include advertising in our monthly e-newsletter, in our online community forum and on the website itself. Rate types will include monthly flat fees, pay-per-click arrangements and commissions based on the sale of goods and services facilitated through our platforms.

We had planned to offer banner advertising on our website for companies and service providers that we believe may appeal to our users. These entities will likely focus on our primary and/or secondary target markets, and include real estate brokers, legal professionals, tourism promoters and food and beverage establishments. We also intended to participate in special promotions with businesses seeking to launch new products or services by selling premium advertising space on our website and in our other domains. Such space includes all advertising space that is not specifically reserved for banner advertising.

We have not conducted any market research into the likelihood of our success or the acceptance of our business model by potential advertisers, but we believe that creating a comprehensive online research site that addresses the needs of current and future Coachella Valley property owners has the ability to generate significant revenue given the recent growth of web advertising and online markets. However, as of the date of this annual report we had not entered contractual arrangements with any potential advertising partners, and we cannot guarantee that will be able to do so in the future.

These plans may not be relevant based on new management’s intent to acquire a cloud based real estate company.

MARKETING

We had planned to engage in a variety of marketing tactics to attract visitors to our website, including using online tools, traditional media and other informational opportunities.

These plans may not be relevant based on new management’s intent to acquire a cloud based real estate company.

Online Marketing

Our online strategy involves search engine optimization (“SEO”), forming cross-promotional partnerships with related websites and placing advertisements with websites that target markets similar to ours or offer services required by our target markets. We also intended to market our website by creating a database of subscriber email addresses and distributing an e-newsletter to registered users of our website on a monthly basis. The purpose of this will be to advise them of updated web content as well as additional developments or activities in the region that may be of interest to them. We also intended to make the newsletter available for download on our site free of charge to every Internet user.

One of our goals was to have our website rank highly on main Internet search engines such as Google through the use of keywords. Since most search engines use automated devices to index the content of webpages in order to optimize search results, we intended to include descriptive keywords that provide abundant clues to the automated devices about the content of our site. This SEO tool will allow us to increase our Internet profile quickly and inexpensively.

We also planned to use META description tags on our website that are indexed by the same automated devices. These tags are a description of the content of a webpage that include the main keywords and keyphrases on the page. The use of META description tags is an SEO tool that will drive traffic to our website since many search engines will include these descriptions below the hyperlinked title of our site in their search results.

Other SEO tools we intended to implement in the development of our website include creating a site map with links to all our webpages and adding HTML links at the bottom of each webpage (both of which will ensure the existence of a chain of hyperlinks that will take the automated search engine devices to every page on our site) and using keywords in hyperlinks. We may also consider creating an informative YouTube video that mentions our site since most search engines these days display relevant videos, images and local businesses near the top of any search results page.

From another SEO perspective, we anticipate that we will submit our website to key specialized and general Internet directories once we have developed it to a satisfactory extent, and that we will request reciprocal links from businesses relevant to our target market (these are known as banner exchanges). We also planned to write short articles in our area of expertise and distribute them to editors as free content for their email newsletters and websites to increase our visibility. In return, we will request that a link to our site and a simple description of our business be included with the article. We expect that issuing periodic news releases about the Coachella Valley real estate industry and related topics to online databases will help us achieve our desired SEO effect.

Traditional Marketing

In addition to online marketing, we also planned to promote our website through traditional media such as newspapers and trade magazines. These sources would enable us to create broad awareness of the services we are capable of providing, especially for those unfamiliar with the often confusing structure of the Internet. A number of local print publications service the Coachella Valley’s diverse population, and we intended to advertise in those with both a general focus (for example, the daily broadsheet The Desert Sun) and a more nuanced market focus (for example, the myriad golf-related pamphlets available in the region’s many hotels and retail establishments).

We also planned to advertise in media that possess a substantial base of readers in our primary target market, such as Reader’s Digest, Home & Garden and Zoomer (which is associated with the Canadian Association of Retired Persons). Finally, we intendedto distribute marketing and promotional material to our management’s existing contacts to make potential users aware of our website’s features.

Other Informational Marketing

Apart from our online and traditional media strategies, we are prepared to join organizations and attend conferences and tradeshows to relevant to our target market. These need not be industry-specific, as we anticipate that general events bearing some relationship to purchasing real estate or vacationing in resort destinations will be as effective in promoting our website as tradeshows geared towards specific time-share opportunities in southern California or the Coachella Valley. Our participation in this type of marketing may therefore take the form of anything from attending winter travel expos in Canadian cities to participating in realtor conferences in Palm Springs.

Regardless of the marketing approach that is our current focus, our aim was to develop a campaign that makes users aware of the website’s features and is based on both direct (i.e. user comments) and indirect (i.e. patterns of use) user feedback.

COMPETITION

There are many service providers with whom we must compete, including those directly involved in the real estate industry. These include both established and start-up online service providers as well as specialized traditional media outlets with a similar focus who are also actively seeking to solicit advertising revenue from a variety of sources. We are a relatively new development stage company and currently occupy a weak competitive position. Competition to acquire advertising dollars is intense, and we may lack the professional contacts or expertise available to other organizations.

Although we feel that we do not have any direct competitors, some of our more prominent indirect competitors are the Multiple Listing Service (“MLS”) and Arizona for Canadians, a private company established by a former resident of Toronto, Ontario, Canada. We will also compete to some extent with websites established by real estate brokers and companies, but these are generally highly specialized (in terms both geographic area and the type of property listings) and do not offer as broad a range of information.

MLS

The Multiple Listing Service is a platform that lists properties available for sale by realtors and other member industry professionals in various cities and regions of the United States. Its web service, www.mls.com, allows users to search MLS real estate listings by specific criteria and also features real estate news, common real estate questions and answers, real estate classes, mortgage information and a mortgage calculator. It has the ability to locate both new and old homes for sale, acreage, lots, land, commercial property and investment property, and is the de facto standard for real estate agents.

Arizona for Canadians

Arizona for Canadians is a company with a business focus similar to ours that targets Canadians seeking to purchase a second home or investment property in Arizona. It is likewise targeted at snowbirds, and the company’s website contains an array of information on various regions of the state, buyer testimonials, the buying process and investor information. Based in Phoenix, the company consists of licensed realtors, property managers and financing specialists, and it purports to offer its clients a full-service approach that differs from ours because of its hands-on approach. Arizona for Canadians also relies to a significant extent on its marketing program, including seminars, and it has garnered attention from several Canadian and U.S. cable television networks.

Many of the service providers with which we will compete for financing and advertising revenue have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on such matters as website development, content distribution, hiring business development personnel and informational marketing. This advantage could enable prospective investors to perceive that our competitors represent a more attractive investment opportunity than us and reduce the amount of financing we are able to secure. Similarly, such a perception could adversely impact our ability to generate advertising revenues from our business.

General competitive conditions may be substantially affected by various forms of Internet-related legislation and/or regulations introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including interest rates, market conditions and the state of the Coachella Valley real estate industry.

In the face of competition, we may not be successful in generating advertising revenue from our website, and we cannot provide any assurance that we be able to do so. Despite this, we hope to compete successfully as an online service provider by:

  keeping our costs low;

  relying on the strength of our management’s contacts; and

  using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

These plans may not be relevant based on new management’s intent to acquire a cloud based real estate company.

PRIVACY POLICY

Certain features of our website, including the community forum, will require that each user register and supply personal information that allows us to identify him or her. We will also automatically collect information from any computer used to browse our website, such as which pages of the site are visited and which links are used to conduct research. This information includes the user’s IP address, computer and connection information, browser type and version, operating system and platform, the address of the webpages visited immediately before and after using our site and the Internet cookie number.

When a user registers on our site we will collect and store the user’s first and last name, email address, password, communication preferences and the user’s answer to a security question of the user’s choice. Each user will also have the option of providing us with additional personal information to complete his or her member profile such as the user’s geographic location, mailing address and telephone number. In addition, we may obtain other information about users through their message board postings, comments and responses to any surveys that we may distribute.

If we continue in the same business as currently, we will only use the information we collect to:

  provide users with the information and services they request;

  customize the experience of users on our website;

  communicate with users about their experience on our site;

  send users targeted marketing and promotional offers based on their communication preferences;

  measure and improve our website;

  address user complaints and troubleshoot technical problems; and

  analyze site and user behavior.

Users may opt out of receiving marketing and promotional communications from us at any time by changing their communication preferences or by following a link at the bottom of each message they receive from us.

We will restrict access to a user’s personal information to those individuals that require the information in order to operate, develop or improve our services, and we planned to use physical, electronic and administrative safeguards, including advanced firewall and password protection for our databases, that are designed to protect the security of personal information. However, there exists the possibility that third parties will unlawfully intercept or access transmissions or private communications, and we cannot guarantee that a user’s personal information will always remain private.

Users of our website may also have the opportunity to register to receive information about third-party products and services. If a user does so, we will provide information about that user to selected third parties with whom we have developed relationships. We will not sell or provide the personal information of our users to any unauthorized third party, and we will not tolerate spam or send communications to anyone without their permission. We intendedto address and investigate all complaints concerning the receipt of unsolicited email that is in some way associated with us.

We may disclose personal information about our users when permitted by law or under the good faith belief that such disclosure is necessary under applicable law to comply with legal process, protect our property or interests, or protect personal safety or the public. If a user account is terminated or suspended, we may also retain the user’s personal information to prevent re-registration, comply with applicable laws, resolve disputes, analyze or troubleshoot problems, enforce our terms and conditions or take any other actions otherwise permitted by law.

We reserve the rights to make changes to our privacy policy from time to time and will post the amended terms on our website. All such amended terms will become effective immediately.

INTELLECTUAL PROPERTY

We currently own the copyright in the contents of our website, but we have not filed for any protection of our trademark. We do not have any other intellectual property.

EXPENSES

If we were to continue in our current business, during the next 12 months we had planned to incur approximately $346,000 in expenses to carry out our business plan. Of this amount, we anticipated that we will spend $20,000 on completing the development of and maintaining our website, $80,000 on hiring two part-time business development consultants, $140,000 on marketing and advertising expenses and $126,000 on general working capital expenses.

These plans may not be relevant based on new management’s intent to acquire a cloud based real estate company.

EMPLOYEES AND CONSULTANTS

As of March 15, 2013 we did not have any full-time or part-time employees. Our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director, Glenn Sanford, works as a part-time consultant in the areas of business development and management and contributes approximately 20% of his time to us. For the rest of the time, Mr. Sanford works as a real estate agent for a nationally-recognized cloud based real estate agency. Since we do not have a formal agreement or policy with respect to conflicts of interest, we cannot assure you that any conflicts that may arise will be resolved in our favor. Additional disclosure regarding conflicts of interest is included in the “Directors, Executive Officers, Promoters and Control Persons” section of this annual report.

We currently engage independent contractors in the areas of accounting, legal and auditing services.

GOVERNMENT REGULATIONS

We must adhere to a number of foreign and domestic laws and regulations that affect companies conducting business using the Internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property are constantly being debated and revised in countries throughout the world. We therefore face risks from any proposed legislation that may be passed in the future.

In the United States, laws relating to the liability of online service providers for the activities of their users and third parties are currently being tested by a number of claims, which include actions for libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also dealing with similar claims. Any court ruling that imposes liability on online service providers for the activities of their users and third parties could have a detrimental effect on our business.

A range of other laws and new interpretations of existing laws could also impact on our business. For example, the Digital Millennium Copyright Act includes provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights. In the area of data protection, many states have passed laws requiring that users be notified of any personal data security breach, such as California’s Information Practices Act. Any failure on our part to comply with these laws may subject us to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain activities of our potential advertisers, including, for example, the provision of financial and real estate services, the distribution of pharmaceuticals, or the sale of alcohol or firearms, is sometimes unclear. The application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users.

We also face risks attributable to the failure of the government to preserve the Internet’s basic neutrality regarding the services and sites that users can access through their broadband Internet service providers. Such a failure could limit the pace of innovation and the ability of small businesses and entrepreneurs to develop and deliver new features and services on the Internet.

Finally, we are also subject to federal, state and foreign laws regarding privacy and the protection of user data. As described above, we planned to post our privacy policies and practices concerning the use and disclosure of user data on our website in connection with the completion of its development.

We plan to comply with all statutory and regulatory provisions governing our operations; however, such laws and regulations may significantly increase our costs of compliance, and authorities may also impose administrative, civil and criminal penalties for non-compliance. Legislation affecting online service providers is subject to constant review, and the regulatory burden frequently increases. Changes in any of the laws and regulations could have a material adverse effect on our business, and in view of the many uncertainties surrounding current and future laws and regulations, including their applicability to our operations, we cannot predict their overall effect on our business. We also cannot provide any assurance that we will be able to comply with future changes in any statutes or regulations.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

BUSINESS RISKS

We lack an operating history and there is no assurance that our future operations will result in revenues or profits. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease our operations.

We are an independent online service provider in a highly competitive industry. We were incorporated on July 30, 2008 and have no operating history, no customers and have yet to generate any revenues. This makes it difficult to evaluate our future performance and prospects. During the fiscal year ended June 30, 2012 we incurred a net loss of $33,718.

The potential success of our operations must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an industry characterized by intense competition. Based on our current business plan, which will likely change, we expected to incur operating losses for the foreseeable future, and we cannot guarantee that we will ever generate significant revenues. Our failure to operate profitability may ultimately cause us to suspend or cease our operations.

We have been issued a going concern opinion by our auditors, and if we are unable to continue as a going concern you could lose your entire investment in our common stock.

Our audited financial statements for the year ended June 30, 2012 were prepared by our auditors on a going concern basis, which implies that we will continue to realize our assets and discharge our liabilities in the normal course of business. These financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

We have not generated any revenues since our inception, are unlikely to do so in the immediate or foreseeable future, and are dependent upon the continued financial support of our shareholders and our ability to obtain the equity financing necessary to continue our operations and generate sustainable and significant revenue. If we are unable to raise such financing or secure alternative financing, we may not be able to continue our operations, our business may fail and you may lose your entire investment.

We rely on an independent third party to develop and maintain our website. If that third party cannot complete and operate our website in a successfully and timely manner, this could prevent us from generating revenues.

The successful completion and operation of our website is only partially within our control, as we have engaged an independent contractor to perform the task of developing, upgrading and monitoring its contents. We have not yet finalized the structure or substance of our website, and we have accordingly not realized any advertising revenues from it. There is no guarantee that we will be able to successfully complete or maintain our website, and even if we do, we cannot assure you that our website will establish a consistent revenue stream for us. If our website is not finished and operated in a timely manner, this could prevent us from generating revenues.

We will need a significant amount of capital to carry out our proposed business plan, and unless we are able to raise sufficient funds, we may be forced to discontinue our operations.

In order to carry out our business plan or if we carry out a new business plan to acquire a cloud based real estate company, we will require a significant amount of capital. We had estimated that we will need approximately $346,000 to finance our planned operations and carry out our business plan during the next 12 months, which we must obtain through the sale of our equity securities, from loans or otherwise from outside sources. We currently do not have sufficient financing to fully execute our business plan, or the alternate business plan to acquire a cloud based real estate company, and until we are able to secure such financing we plan to rely on advances from related parties to sustain our operations. In the absence of such advances, we estimate that our currently-available capital resources will enable us to conduct our operations for a minimum of one month.

Our ability to obtain the necessary financing to execute our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to conduct our operations as projected, any of which could mean that we will be forced to discontinue our operations.

If we continue with our current business plan, we may not succeed in effectively marketing our website, which could prevent us from acquiring customers and generating revenues.

A significant component of our current business plan involves developing consumer awareness of our company and our website. Due to the competitive nature of our industry, if we do not market our services effectively we may fail to attract users or generate revenues. Our ability to successfully promote our website will depend largely on the efforts of our sole officer and director, any marketing personnel we engage and the appropriateness of our marketing approaches. To achieve success, we expect to incur substantial advertising and marketing-related expenses over the next 12 months.

Our ability to market our services successfully also depends on external factors over which we may have little or no control, including the performance of any potential retail or sales partners. If, for any reason, we fail to provide our customers with a service that meets their expectations, our reputation could suffer substantial harm, which could prevent us from developing our company as a trusted brand. The failure of our marketing and advertising activities could adversely affect our ability to maintain customer relationships or attract new customers and could, therefore, prevent us from generating revenues.

Our current business plans may not be relevant based on new management’s intent to acquire a cloud based real estate company. However, there is no assurance that we can successfully negotiate any purchase.

Our sole officer and director is affiliated with an entity engaged in activities similar to ours and he may have a conflict of interest in determining to which entity a particular business opportunity should be presented.

Glenn Sanford, our sole officer and director, also currently works with a recognized real estate agency in Bellingham, Washington. That company may choose to adapt its business plan and compete with us by providing similar services to our intended target market either within Canada or the United States. Mr. Sanford has a pre-existing relationship with his agency and may not present opportunities to us unless the agency has declined to accept such opportunities.

Additionally, any officers or directors that may in the future be appointed or elected could be affiliated with entities engaged in activities similar to those we plan to conduct. Such officers and directors may have pre-existing fiduciary duties and may not agree to present business opportunities to us unless other entities have first declined to accept them. Accordingly, they may have a conflict of interest in determining to which entity a particular business opportunity should be presented, and we cannot assure you that any conflicts that may arise will be resolved in our favor.

Our operations may be disrupted by technological problems, which may prevent us from generating revenues.

Since our proposed business involves creating and maintaining online content, we will rely heavily on the use of computer equipment. The computer systems we use as well as those of third parties on whom we depend may be vulnerable to damage due to virus contraction, sabotage, security breaches or other criminal activity. In addition, we plan to promote our website through the Internet and will rely on the use of electronic mail to send information to potential clients and partners regarding our services. If we experience problems related to the implementation or use of technology, including power failures, system errors or data access interruption, our reputation and operations could suffer. This may prevent us from generating revenues.

We intended to use search engine optimization to attract a significant percentage of our users, and if search engines change their indexing methods or online directories change their pricing schemes our ability to do so could be limited. This could impair our marketing efforts and force us to revise our business plan.

We planned to engage in search engine optimization (“SEO”) to attract users to our website. This would allow us to increase our Internet profile at a quick pace in a relatively cost-effective manner. In order to do so, we must employ a number of tactics such as using descriptive keywords and META description tags on our website and submitting our website to specialized Internet directories. Our approach to SEO may not succeed if traditional search engine indexing methods change or online directories alter their pricing structures. If we do not achieve our desired SEO results, we may be forced to rely on other marketing strategies that are more expensive or less productive. This could force us to revise our business plan.

Our sole officer and director is engaged in other business activities and may not devote sufficient time to our affairs, which may prevent us from achieving or maintaining profitability.

Because our sole officer and director, who is responsible for our business activities, does not devote all of his working hours to our management and operation, we may not be able to implement our business plan in either the manner we intended or at the speed we propose. Our sole officer and director has other obligations and commitments which may cut into the amount of time he is able to devote to our affairs, which may impact the pace of our growth and the progress of our development.

Currently, Glenn Sanford, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director, works as a business operator of a cloud based real estate company and contributes approximately 20% of his time to us. The effect of these circumstances may prevent us from achieving or maintaining profitability.

We face strong competition from other online service providers, which could harm our business and our ability to operate profitably.

The provision of real estate-associated online services is a highly competitive business. Other service providers, including real estate agencies, mortgage brokers, property management companies and tourism promotion firms, may compete with us by offering services similar to ours. Additionally, other companies engaged in our line of business may compete with us from time to time to obtain capital from investors.

These organizations may have a competitive advantage over us because they have longer operating histories, have access to greater resources and are able to more easily recruit and retain qualified employees to grow their business. They may also be able to achieve greater success because they can meet with their customers in person and provide a level of personal service that we cannot. If we are unable to adequately address our competition, including, but not limited to, finding ways to become a one-stop resource for Canadians who own or are interested in purchasing Coachella Valley real estate, our ability to operate profitably could suffer.

Our CEO has little experience on publicly traded companies

Our sole officer and director Mr. Glenn Sanford is experienced in real estate and has knowledge of the issues generally encountered by individuals seeking to acquire property or otherwise engage in real estate transactions. However, he has little to no experience or expertise with respect to accounting and financial reporting matters or managing a reporting public company, and his inability to properly manage our affairs could result in our failure to develop effective controls, produce accurate and timely financial statements or comply with ongoing disclosure obligations or other regulatory requirements, any of which could lead to sanctions or negatively affect the general perception of our business in the financial markets.

Our business depends on the development and maintenance of the Internet infrastructure. Outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services, thereby reducing our revenues.

The success of our current and intended business will depend largely on the development and maintenance of the Internet infrastructure. This includes the existence of a reliable communication network with the necessary speed, data capacity and security, as well as the timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in terms of the numbers of users and the amount of traffic, and the current infrastructure may be unable to support increased demand.

In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses”, “worms” and similar programs may harm the reliability and performance of the Internet infrastructure. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it may encounter similar problems in the future. Such outages and delays could reduce the level of Internet usage generally as well as the usage of our website, thereby reducing our revenues.

Our success depends in part on our ability to attract and retain additional key skilled professionals, which we may or may not be able to do. Our failure to do so could prevent us from achieving our goals or becoming profitable.

In order to carry out our business plans, we will be required to hire consultants or employees in the next 12 months to provide us with technical services regarding our proposed operations and planned activities. Eventually, we also plan to engage independent contractors in the areas of marketing and other services. We have not yet initiated a search for such employees, consultants or independent contractors, however competition for qualified skilled professionals can sometimes be intense, and we may be unable to attract and retain such key personnel. This could prevent us from achieving our goals or becoming profitable.

If we fail to detect “click fraud”, we could lose the confidence of advertisers which could result in a decline in our revenues.

Our business exposes us to “click fraud”, which is when a person, automated script or computer program imitates a legitimate Internet user by clicking on an advertisement for the purpose of generating a charge per click without an interest in the actual target of the link. This is done for the purpose of increasing the fees advertisers pay to web publishers like us, either through an advertising network or not. We do not plan to charge our future advertising partners for fraudulent clicks, and our intention is to refund any revenue that our advertisers pay us that is later attributed to click fraud.

If we are unable to detect click fraud or mitigate its risk through specific actions such as subscribing to applicable software platforms, our future advertising partners may experience a reduced return on their investment, lose confidence is us and become dissatisfied with our business. This could lead to a decline in both the number of our advertisers and our revenues.

We are exposed to currency exchange risk which could cause our reported earnings or losses to fluctuate.

Although we intend to report our financial results in U.S. dollars, a portion of our revenues and operating expenses may be denominated in Canadian dollars, and we may be exposed to currency exchange risk on any of our assets that we denominate in Canadian dollars. Since we present our financial statements in U.S. dollars, any change in the value of the Canadian dollar relative to the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of our Canadian dollar assets into U.S. dollars. Consequently, our reported earnings or losses could fluctuate materially as a result of foreign exchange translation gains or losses.

We may indemnify our directors and officers against liability to us and our security holders, and such indemnification could increase our operating costs.

Our Bylaws allow us to indemnify our directors and officers against claims associated with carrying out the duties of their offices. Our Bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our sole officer and director is aware that he may be indemnified for carrying out the duties of his offices, he may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs. Further, if our sole officer and director files a claim against us for indemnification, the associated expenses could also increase our operating costs.

RISKS ASSOCIATED WITH OUR SECURITIES

Because there is no public trading market for our common stock, you may not be able to resell your shares.

Although our company’s shares are listed on the OTCQB, there is currently no demand for or trading in our common stock. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

Our common stock is quoted on the OTCQB. The actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will continue to be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Because our sole officer and director will own more than 99% of our issued and outstanding common stock after this offering, he will retain control of us and be able to elect our directors. You therefore may not be able to remove him as a director, which could prevent us from becoming profitable.

Glenn Sanford, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole Director, has sole or shared control over 39,928,880 shares, which is approximately 99.6% of our issued and outstanding common stock.

Because Mr. Sanford will own approximately 99.6% of our issued and outstanding common stock, he will be able to elect all of our directors and control our operations. He may have an interest in pursuing activities and transactions that involve significant risks; for example, he could cause us to enter into strategic partnerships that create indebtedness. He may also acquire and hold interests in businesses that compete either directly or indirectly with us. If Mr. Sanford fails to act in our best interests or fails to adequately manage our operations, you may have difficulty removing him as a director, which could prevent us from becoming profitable.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing to fund our operations and planned activities for the next 12 months. Our efforts to acquire financing may require us to issue additional equity securities, which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement from you prior to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this annual report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this current report on Form 8-K.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

RESULTS OF OPERATIONS

Revenues

We have limited operational history. From our inception on July 30, 2008 to June 30, 2012 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

Expenses

During the fiscal year ended June 30, 2012 we incurred total operating expenses of $33,718, including $24,057 in professional fees and $9,661 in general and administrative expenses. During the fiscal year ended June 30, 2011 we incurred total operating expenses of $50,191, including $34,274 in professional fees and $15,917 in general and administrative expenses. The decrease in our total operating expenses during the fiscal year ended June 30, 2012 was primarily due to decreases in our professional fees associated with carrying on business as a public company.

From our inception on July 30, 2008 to June 30, 2012 we incurred total operating expenses of $153,374, including $12,604 in website development costs, $113,046 in professional fees and $27,724 in general and administrative expenses.

Our general and administrative expenses consist of transfer agent fees, filing fees, bank charges, office expenses, communication expenses (cellular, internet, fax and telephone) and courier and postage costs. Our professional fees include legal, accounting and auditing costs.

Net Loss

During the fiscal year ended June 30, 2012 we incurred a net loss of $33,718, compared to a net loss of $50,191 during the fiscal year ended June 30, 2011. We did not experience any net loss per share during either fiscal year. From our inception on July 30, 2008 to June 30, 2012 we incurred a net loss of $153,374.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2012 we had $738 in cash and total assets, $92,612 in total liabilities, a working capital deficit of $91,874 and an accumulated deficit of $153,374.

We are solely dependent on funds raised through equity financing. Our net loss of $153,374 from our inception on July 30, 2008 to June 30, 2012 was funded by equity financing and advances from related parties. Since our inception on July 30, 2008 we have raised gross proceeds of $61,500 in cash from the sale of our common stock.

During the fiscal year ended June 30, 2012 we spent net cash of $21,517 on operating activities, compared to $33,216 in net cash spending on operating activities during our prior fiscal year. This decrease was largely due to the decrease in our net loss between the two periods as described above. From our inception on July 30, 2008 to June 30, 2012 we spent net cash of $125,762 on operating activities, all of which was attributable to our net loss as described above, as offset by changes in our operating assets and liabilities.

During the fiscal year ended June 30, 2012 we received net cash of $22,255 from financing activities, substantially all of which was in the form of advances from related parties. During the fiscal year ended June 30, 2011 we received net cash of $32,745 from financing activities, substantially all of which was also in the form of advances from related parties. From our inception on July 30, 2008 to June 30, 2012 we received net cash of $126,500 from financing activities, including $61,500 from the issuance of our common stock and $65,000 in advances from related parties.

We had expected to require approximately $346,000 in financing to continue our planned operations over the 12 months. Our proposed expenditures for that time period are summarized as follows:

	Potential	Estimated
	Completion	Expenses
Description	Date	($)
Website development and maintenance costs	12 months	20,000
Select and retain two part-time business development consultants	12 months	80,000
Professional fees (legal, accounting and auditing fees)	12 months	60,000
Marketing and advertising expenses	12 months	140,000
Investor relations expenses	12 months	20,000
Transfer agent expenses	12 months	11,000
General and administrative expenses	12 months	15,000
Total		346,000

These plans may not be relevant based on new management’s intent to acquire a cloud based real estate company. In such case, we may need considerably more than the above to carry out our revised business plans.

Our general and administrative expenses for the year will consist primarily of filing fees, bank charges, office expenses, communication expenses (cellular, internet, fax and telephone) and courier and postage costs. Our professional fees are related to our regulatory filings throughout the year.

If we secure less than the full amount of financing that we require, we will not be able to carry out our complete business plan and we will be forced to proceed with a scaled back business plan based on our available financial resources.

We anticipate that we will incur substantial losses for the foreseeable future. There is no assurance that we will receive any advertising revenues from our website or from any other source.

Due to our limited financial resources, there is no guarantee that we will be able to enter into any agreements with advertising partners or create sufficient interest in our website to make it a profitable venture. In any event, we anticipate that any marketing and advertising or any other activities that we undertake will require us to obtain additional financing.

Even though we plan to raise capital through equity or debt financing, we believe that the latter may not be a viable alternative for funding our operations as we do not have sufficient assets to secure any such financing. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide any assurance that we will be able to raise sufficient funds from the sale of our common stock to fund our operations or planned activities. In the absence of such financing, we will not be able to proceed with our plan of operations. If we do not continue to obtain additional financing, we may be forced to abandon our business plan or significantly curtail our operations.

GOING CONCERN

Our financial statements for the fiscal year ended June 30, 2012 have been prepared on a going concern basis and contain an additional explanatory paragraph in Note 1 which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our financial statements. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Foreign Currency Translation

Our functional and reporting currency is the United States dollar. Occasional transactions may occur in Canadian dollars and management has adopted ASC 740, Foreign Currency Translation Matters. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. We have not, to the date of our financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

INFLATION

The amounts presented in our financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial position, revenues and expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

PROPERTIES

Executive Offices

Our executive office is newly located at 910 Harris Avenue, Suite 305, Bellingham WA 98225. This office is provided to us by Mr. Glenn Sanford. As of March 13, 2013 we had not entered into any lease agreement for this office. We believe that this office is suitable for our current operations but will not be suitable in the event that we carry out our possible business plan of acquiring a cloud based real estate agency.

Resident Agent

Our resident agent for service of process is The Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 13, 2013: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than 5% of any class of our outstanding shares. As of March 13, 2013, there were 40,086,000 shares of our common stock outstanding:

Security ownership of certain beneficial owners and management

Title of Class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership [1]	Percent of Class
common	Glenn Sanford 910 Harris Avenue, Suite 305 Bellingham, WA 98225	39,928,880 Direct	99.6%

1 Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of March 13, 2013, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 13, 2013, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our common stock is our only issued and outstanding class of securities eligible to vote.

DIRECTORS AND EXECUTIVE OFFICERS

The following table presents information with respect to our officers, directors and significant employees as of the date of this Report:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Glenn Sanford	President, CEO, CFO, Treasurer, Secretary and Director	46	March 12, 2013

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Significant Employees

We do not currently have any significant employees.

Business Experience

The following is a brief account of the education and business experience of our sole director and our executive officers during at least the past five years.

Glenn Sanford

Since early 2002, Mr. Sanford has been actively involved in the online real estate space. In early 2007, Mr. Sanford launched BuyerTours Realty which, using a combination of web and traditional bricksand mortar, grew to three Offices and two states. After the drop off of the market in late 2008, Glenn Sanford and his executive team went back and rewrote the entire business model in recognition of the “perfect storm” of lower revenues, fixed or rising overhead costs, and a consumer with more information and access than ever before. eXp Realty International, Inc. was launched in October 2009 as the first truly cloud-based national real estate brokerage which meant giving up the traditional bricks and mortar environment and moving to a fully-immersive 3-D virtual office environment where agents, brokers and staff collaborate across borders while learning and transacting business from anywhere in the world. Since that time eXp Realty International, Inc. has quickly grown to 25 states throughout the United States and is in the process of expanding internationally. In 2011,eXp Realty was nominated by Inman News as a 2011 Innovator Awards Finalist in the Innovative Brokerage category and was also among the small number of brokerages profiled in the 2011 and more recently the 2013 Swanepoel Trends Reports.

From 2005 to 2007, Mr. Sanford ran a large mega-agent team and consulted to Keller Williams International as a member of the Agent Technology Council in the areas of online client acquisition, client conversion and technology. Mr. Sanford was also a significant contributor to Keller Williams Internet Lead Generation Masterminds.

Prior to real estate, Mr. Sanford was active at the executive level with a number of technology-related companies. In 1998, Mr. Sanford founded and served as President for eShippers.com, an online e-commerce and logistics company.

We believe Mr. Sanford is qualified to serve on our board of directors because of his business and management experience.

Family Relationships

There are no family relationships between any director or executive officer.

Committees of Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have not had operations to date, and with the limited expenditures we expect over the next two years, we believe the services of a financial expert are not yet warranted. As such, our Board of Directors act as our audit committee and handle matters related to compensation and nomination of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees has been performed by our Board of Directors. We will continue to not have an audit or compensation committees and thus there is a potential conflict of interest in that our Board of Directors has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

We are not aware of any other conflicts of interest with our sole director and officer.

Involvement in Certain Legal Proceedings

Our sole director and officer has not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended June 30, 2012 and 2011; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our year ended June 30, 2012, are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus Awards ($)	Stock Awards ($)	Other Incentive Compensation ($)	Non-Equity Plan Compensation ($)	Nonqualified Deferred Earnings ($)	All Other Compensation ($)	Total ($)
Carol Callaghan President, CEO, CFO, Secretary, Treasurer and Director [1]	2012 2011	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Glenn Sanford President, CEO, CFO, Secretary, Treasurer and Director [2]	2012 2011	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

[1]	Appointed as a director and officer on July 30, 2008 and resigned from all positions on March 13, 2013.
[2]	Appointed as a director and officer on March 12, 2013.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Compensation Discussion and Analysis

We have not entered into any employment (or consulting) agreements or arrangements, whether written or unwritten, with our directors or executive officers since our inception.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

No director received or accrued any compensation for his or her services as a director since our inception.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Director Independence

The OTCQB on which our common stock is quoted on does not have any director independence requirements. We currently use NASDAQ’s general definition for determining director independence, which states that “independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. Our sole director, Glenn Sanford, does not meet this definition of independence because he is also our sole officer.

Transactions with related persons

Other than as disclosed below, there has been no transaction, since our inception, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

As at June 30, 2012 we were indebted $1,946 to Carol Callaghan, our former sole officer and director, for expenses paid on our behalf. This amount is non-interest bearing, unsecured and due on demand. This amount was forgiven on March 12, 2013.

As at June 30, 2012 we were indebted $78,466 to Sienna Funding Corp., a company controlled by Rick Brezer, the spouse of Ms. Callaghan, our former sole officer and director, for advances provided to us. This amount is non-interest bearing, unsecured and due on demand. This amount was paid in part and the remainder was forgiven on March 12, 2013.

For information regarding compensation for our executive officers and directors, see “Executive Compensation”.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our subsidiary is a party or of which any of our properties, or the properties of our subsidiary, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or our subsidiary or has a material interest adverse to our company or our subsidiary

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market for Securities

Our common stock is not traded on any exchange. Our common stock is quoted on the OTCQB under the trading symbol “DSET”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

OTCQB securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on January 14, 2011; however, on April 17, 2012, our common stock was delisted from the OTC Bulletin Board and it is now quoted exclusively on the OTCQB. There have been no trades in our common stock since it became eligible for quotation on either facility.

We have issued 40,086,000 shares of our common stock since our inception on July 30, 2008. There are no outstanding options or warrants or securities that are convertible into common shares.

Holders of Our Common Stock

As at March 12, 2013, we had 5 registered holders of our common stock. Our transfer agent is Island Stock Transfer with an office at 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

Registration Rights

We have not granted registration rights to any person.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES AND USE OF PROCEEDS

We have not made any unregistered sales of our equity securities since June 30, 2012.

Securities authorized for issuance under equity compensation plans.

As of March 13, 2013 we did not have any equity compensation plans.

Issuer Purchases of Equity Securities

During the fiscal year which began after June 30, 2012, we did not purchase any of our equity securities.

Change in Control

See Item 5.01 Changes in Control of Registrant beginning on page 3 for more information.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was our director, officer, agent or employee or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director's duty of loyalty to us or our stockholders;

  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

  for any transaction from which the director derived an improper personal benefit.

The indemnification provisions contained in our Certificate of Incorporation are not exclusive of any other rights to which our directors, officers or control persons may be entitled.

Article VI of our Bylaws also contains provisions regarding the indemnification of our officers and directors that state that we shall indemnify and hold harmless such persons to the fullest extent legally permissible under the DCGL.

The general effect of the foregoing is that we may indemnify our directors, officers or control persons from liability, thereby making us responsible for any expenses or damages incurred in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

EXHIBIT 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION
(3)	ARTICLES OF INCORPORATION AND BY-LAWS
3.1	Certificate of Incorporation (attached as an exhibit to our Registration Statement on Form S-1, filed on July 7, 2010)
3.2	Bylaws (attached as an exhibit to our Registration Statement on Form S-1, filed on July 7, 2010)
(10)	MATERIAL CONTRACTS
10.1	Website Development Agreement with Pixel Blue fx dated October 29, 2009 (attached as an exhibit to our Registration Statement on Form S-1, filed on July 7, 2010)
10.2*	Affiliate Stock Purchase Agreement

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESERT CANADIANS LTD.

By:

/s/ Glenn Sanford
Glenn Sanford
President, Secretary, Treasurer and Director

March 18, 2013